                                                                   EXHIBIT 10.17
________________________________________________________________________________


                                  PAPA JOHN'S

                             DEVELOPMENT AGREEMENT



                                  PJVA, INC.
                              1905 STONEGATE ROAD
                                P.O. BOX 23146
                          ANCHORAGE, KENTUCKY  40223



                     [For the Development of 47 Outlets in
                Virginia Beach, Richmond and Norfolk, Virginia]

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                            Page
1.   Grant.................................................................    2

2.   Development Fee.......................................................    2

3.   Development of Outlets; Schedule for Completion.......................    3

4.   Term..................................................................    5

5.   Construction or Remodeling............................................    5

6.   Organization, Operation and Ownership of Developer....................    5

7.   Covenants of the Developer............................................    6

8.   Reasonableness of Scope and Duration..................................    8

9.   Enforceability........................................................    8

10.  Principal Operator....................................................    9

11.  Default and Termination...............................................   10

12.  Assignment or Transfer................................................   12

13.  No Grant of Franchise or Franchise Rights.............................   12

14.  Notices...............................................................   13

15.  Franchise Agreement Defined...........................................   13

16.  Independent Contractor; Indemnification...............................   14

17.  Severability; Construction............................................   14

18.  Entire Agreement......................................................   15

19.  Waivers...............................................................   15

20.  Headings..............................................................   15

21.  Affiliate.............................................................   16

22.  Governing Law, Jurisdiction and Venue.................................   16

23.  Acknowledgements......................................................   17

24.  Time of Essence.......................................................   17

NON-COMPETITION AGREEMENT..................................................   18

COVENANTS OF PRINCIPAL OPERATOR............................................   19

                             DEVELOPMENT AGREEMENT
                             ---------------------


     THIS DEVELOPMENT AGREEMENT ("Agreement") is made and entered into this 15th day of March, 1992, by and between PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation ("Franchisor"), and PJVA, INC., a Virginia corporation ("Developer").


     RECITALS:
     --------


     A. Franchisor has expended time, effort and money to develop a unique system for the operation of retail outlets specializing in carry-out and delivery of pizza and other food items (the "System").

     B. Franchisor's System includes the trade name and trademark "Papa John's" as well as the trademark "Papa John's Pizza" and certain other trademarks, service marks, slogans, logos and emblems owned by Franchisor (the "Marks").

     C. Developer desires to obtain certain rights to develop Papa John's Pizza outlets in the "Development Area" (as defined in Section 1) in accordance with the terms of this Agreement.


     AGREEMENT:
     ---------


     NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth, the parties agree as follows:

     1.   GRANT.
          -----

          (a) Subject to the terms and conditions of this Agreement and the continuing faithful performance thereof by Developer, Franchisor hereby grants to Developer the right and obligation to establish 47 Papa John's Pizza outlets (at specific locations approved by Franchisor as provided in section 3) in the areas specified on Exhibit A attached hereto and incorporated herein by reference. (The Papa John's Pizza outlets are collectively referred to as the "Outlets" and individually as an "Outlet"; the areas specified on Exhibit A are collectively referred to as the "Development Area").

          (b) Each Outlet shall be established and operated pursuant to a separate "Franchise Agreement" (as defined in Section 15) to be entered into between Developer and Franchisor. The Franchise Agreement for each Outlet shall not be substantially different than the form of Franchise Agreement executed for the first Outlet developed hereunder.

          (c) Except as may be otherwise provided herein or in the Franchise Agreements, Franchisor shall not locate, nor license another to locate, a Papa John's Pizza outlet in the Development Area during the "Term" (as defined in Section 4).

          (d) This Agreement is not a franchise agreement and does not grant Developer any franchise rights or other rights to use Franchisor's Marks or System.

          (e) Developer shall have no right to license others to use the Marks or the System, or to enter into any agreement with respect thereto.

     2.   DEVELOPMENT FEE. Developer has paid to Franchisor a development fee of
          ---------------
Seventy-seven Thousand Dollars ($77,000) ("Development Fee") (i.e Three Thousand Five Hundred Dollars ($3,500) for each of the first 22 Outlets to be developed), receipt of which is hereby acknowledged and which Development Fee has been fully earned by Franchisor, is non-refundable and is not contingent upon the rendering of any further performance by Franchisor. The Development Fee is in consideration of, among other things, the development rights granted herein, the reservation of the Development Area, the development opportunities lost or deferred as a result of the rights granted Developer herein and the administrative and other expenses incurred by Franchisor. However, $3,500 of the Development Fee will be credited against each Initial Franchise Fee for each of the first 22 Outlets to be developed at the time each such fee is paid, as provided in Section 3(e).

     3.   DEVELOPMENT OF OUTLETS; SCHEDULE FOR COMPLETION.
          -----------------------------------------------

          (a) Developer shall have the number of Outlets open and operating within the time frame set forth in subsection 3, below, and Developer shall exercise each such development right only at locations within the Development Area which have been approved by Franchisor.

          (b) Prior to the execution of any lease or contract for purchase of any location for an Outlet, Developer shall submit to Franchisor for approval two copies of the proposed contract or lease. If Developer owns the property where the Outlet is proposed to be located, Developer shall submit two copies of the deed conveying title to such property to Developer. If Developer intends to lease the location, Developer shall also submit a letter of intent or other evidence satisfactory to Franchisor which confirms the ability of Developer to obtain the site, together with such other information and materials as Franchisor may reasonably request. Franchisor shall have 30 days after receipt of such information to accept or reject, in its sole discretion, each proposed location, and no location shall be deemed approved unless it has been expressly approved in writing by Franchisor. If Franchisor fails to respond within such 30 day period, the location submitted by Developer shall be deemed to be approved. Franchisor will not unreasonably withhold its approval of a location. Any proposed lease shall include an addendum in the form of Exhibit C to the Franchise Agreement, or shall contain terms and conditions substantially similar to those contained in Exhibit C to the Franchise Agreement which Franchisor approves.

          (c) Franchisor shall deliver the Franchise Agreement to Developer within 15 days after Franchisor approves the lease, deed or contract for purchase for the location. The Franchise Agreement for such location shall be executed by Developer and submitted to Franchisor within ten days after it is delivered to Developer.

          (d) Notwithstanding any provision of any Franchise Agreement entered into between Franchisor and Developer, Developer shall exercise each development right as follows:

                             DEVELOPMENT SCHEDULE
                             --------------------

     .Three Outlets must be opened in the first year of the Term;

     .Five Outlets must be opened in the second year of the Term;

     .Six Outlets must be opened in the third year of the Term;

     .Seven Outlets must be opened in the fourth year of the Term;

     .Eight Outlets must be opened in the fifth year of the Term;

     .Nine Outlets must be opened in the sixth year of the Term; and

     .Nine Outlets must be opened in the seventh year of the Term.

     [* - Includes only those Outlets to be developed pursuant to this Development Agreement.]


          (e) The Initial Franchise Fee to be paid by Developer for each Outlet shall be $15,000; provided that $3,500 of the Development Fee shall be credited against the Initial Franchise Fee. The net amount of the Initial Franchise Fee ($11,500) shall be paid at the time each such Franchise Agreement is executed for each of the first 22 Outlets developed. The Initial Franchise Fee for the 23rd Outlet to be developed and each additional Outlet developed hereunder shall be $15,000 with no credits or deductions.

          (f) It shall be Developer's responsibility to ensure that each Outlet is constructed or remodeled, and equipped and operated in compliance with all laws, ordinances and governmental rules and regulations, and Developer shall obtain all necessary permits and licenses relating thereto.

     4.   TERM. Unless sooner terminated as provided herein, this Agreement
          ----
shall expire at 12:00 midnight on the last date set forth on the Development Schedule (the "Term"). Upon the termination or expiration of this Agreement, all unexercised development rights shall expire.

     5.   CONSTRUCTION OR REMODELING.  Developer shall, at its own expense,
          --------------------------
construct or remodel the Outlet at each location in accordance with specifications provided by Franchisor, including, but not limited to, those contained in the Construction Agreement attached to the "Papa John's Offering Circular" (as defined in Section 23). Developer shall allow Franchisor and its agents and employees access to all areas of the premises of each Outlet at such times as they may reasonably request and Developer shall cooperate fully with Franchisor and its agents and employees in preparing specifications for each Outlet to be developed hereunder. However, it shall be Developer's obligation to have plans drawn showing the layout on all equipment, signs and leasehold improvements, and such plans shall be subject to Franchisor's approval. Developer shall not begin construction or remodeling on any Outlet until the Franchise Agreement has been fully executed and Franchisor has approved the plans for such Outlet.

     6.   ORGANIZATION, OPERATION AND OWNERSHIP OF DEVELOPER.  If Developer is a
          --------------------------------------------------
corporation or other entity:

          (a) If requested by Franchisor from time to time, Developer shall furnish Franchisor with its Articles of Incorporation, By-Laws and other governing documents (and any amendments or modifications thereof), minutes and resolutions and all agreements or other documents, records and information pertaining to Developer's existence and operation.

          (b) Developer shall confine its business activities exclusively to the establishment, management and operation of Papa John's Pizza outlets pursuant to agreements with Franchisor.

          (c) Developer shall, concurrently with the execution of this Agreement, and at such other times as may be requested by Franchisor, disclose the name and address of each person or entity owning a beneficial interest in Developer, and Developer shall not issue any additional securities, nor allow the "transfer" (as defined in Section 12) of any of its outstanding securities, except as provided in Section 12.

          (d) Developer shall at all times comply with all laws, ordinances, rules and regulations of governmental bodies.

          (e) Developer shall cause all persons or entities owning any interest in Developer to execute the Guaranty and Non-Competition Agreement attached hereto, guarantying certain obligations of Developer and agreeing to be bound to certain covenants contained in this Agreement.

     7.   COVENANTS OF THE DEVELOPER.
          --------------------------

          (A)  COVENANT NOT-TO-COMPETE. Developer covenants and agrees that
               -----------------------
during the Term and for a period of two years after the expiration or termination of this Agreement, regardless of the cause for such expiration or termination (the "Restricted Period"), Developer shall not, anywhere within either (i) the boundaries of the Development Area or (ii) a 50-mile radius of any business location at which the Developer, Franchisor or an "Affiliate" (as defined in Section 21) then conducts a Papa John's Pizza business, engage in any of the following activities:

               (i) directly or indirectly enter into the employ of, render any service to or act in concert with any person, partnership, corporation or other entity that owns, operates, manages, franchises or licenses any business that (A) sells pizza or other non-pizza products (excluding soft drinks) that are the same as those sold by Papa John's Pizza outlets on a delivery basis, or (B) sells pizza or any such other products primarily on a carry-out basis, including, without limitation, business formats such as Domino's, Pizza Hut, Mr. Gatti's, Sbarro and Little Caesars (a "Competitive Business"), or

               (ii) directly or indirectly engage in any such Competitive Business on its own account, or

               (iii) become interested in any such Competitive Business directly or indirectly as a partner, shareholder, principal, agent, consultant or in any other relationship or capacity; provided, that the purchase of a publicly traded security of a corporation engaged in such business or service shall not in itself be deemed violative of this Agreement so long as Developer does not own, directly or indirectly, more than 1% of the securities of such corporation.

To the extent required by the laws of the state in which the Outlets are to be developed, the duration or the geographic areas included within the foregoing covenants, or both, shall be deemed amended in accordance with Section 17.

          (B)  APPROPRIATION AND DISCLOSURE OF INFORMATION. Except as permitted
               -------------------------------------------
by the Franchise Agreement, Developer will not at any time use, copy or duplicate the System or any aspect thereof, or any of the Franchisor's trade secrets, recipes, processes, formulas, know-how or proprietary ideas or information, nor will Developer convey, divulge, make available or communicate such information to any third party or assist others in using, copying or duplicating any of the foregoing.

          (C)  INFRINGEMENT.  Developer will not at any time commit any act that
               ------------
would infringe upon or impair the value of the System or the Marks, nor will it engage in any business or market any product or service under a trade-name, trademark, service mark, logo or design that is confusingly or deceptively similar to any of the Marks.

          (D)  SOLICITATION OF EMPLOYEES. Developer agrees that from and after
               -------------------------
the date hereof, it will not solicit, entice or induce, directly or indirectly, any employee of the Franchisor or an Affiliate to leave the employment of the Franchisor or an Affiliate to work with Developer or with any person or entity with whom Developer is or becomes affiliated.

     8.   REASONABLENESS OF SCOPE AND DURATION.  Developer agrees that the
          ------------------------------------
covenants and agreements contained herein are, taken as a whole, reasonable with respect to the activities covered and their geographic scope and duration, and it shall not raise any issue of the reasonableness of the areas, activities or duration of any such covenants in any proceeding to enforce any such covenants.

     9.   ENFORCEABILITY.  Developer agrees that the Franchisor may not be
          --------------
adequately compensated by damages for a breach by Developer of any of the covenants and agreements contained herein, and that the Franchisor shall, in addition to all other remedies, be entitled to injunctive relief and specific performance. The covenants and agreements contained in this Agreement shall be construed as separate covenants and agreements, and if any court shall finally determine that the restraints provided for in any such covenants and agreements are too broad as to the area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable, and such covenants and agreements shall be enforced as to such reduced area, activity or time.

     10.  PRINCIPAL OPERATOR. Developer shall designate an individual to serve
          ------------------
as the "Principal Operator" of Developer. The Principal Operator shall meet the following qualifications:

          (a) The Principal Operator shall own at least a five percent (5%) equity interest in the Developer, provided that Developer shall not be in default if the Principal Operator is entitled to a bonus of not less than five percent (5%) of the net profits of the Outlet, payable after the end of each Period, and also has the right to acquire not less than a five percent (5%) equity interest in the Developer within 12 months of his or her hire date, which rights shall be evidenced by a written agreement between the Principal Operator and the Developer. Developer shall provide Franchisor with a copy of any such agreement upon request. Once the Principal Operator has acquired an equity interest in Developer, he or she must continue to own that interest (or a greater interest) during the entire period he or she serves as the Principal Operator.

          (b) The Principal Operator shall devote full time and best efforts to the supervision and conduct of the development and operation of the Outlets contemplated hereunder and shall execute the Covenants of Principal Operator attached hereto, agreeing to be individually bound by the obligations of this
Section 10.

          (c) The Principal Operator shall be a person approved by Franchisor who shall complete Franchisor's initial training requirements and who shall participate in and complete to Franchisor's satisfaction all additional training as may be reasonably designated by Franchisor.

     If, at any time or for any reason, the Principal Operator no longer qualifies to act as such, Developer shall promptly designate another Principal Operator subject to the same qualifications listed above. Developer shall immediately notify Franchisor of the termination of the Principal Operator's employment with Developer, whether voluntary or involuntary.

     11.  DEFAULT AND TERMINATION.
          -----------------------

          (A)  AUTOMATIC TERMINATION. Developer shall be deemed to be in default
               ---------------------
hereunder, and this Development Agreement and all rights granted herein shall automatically terminate without notice to Developer, (i) if Developer becomes insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by Developer; or (ii) such a petition is filed against and not opposed by Developer; or (iii) if Developer is adjudicated as bankrupt or insolvent; or (iv) if a bill in equity or other proceeding is filed for the appointment of a receiver or other custodian for Developer's business or assets if filed and consented to by Developer; or (v) if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or (vi) if proceedings for a composition with creditors under any state or federal law should be instituted by or against Developer; or (vii) if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or (viii) if Developer is dissolved; or (ix) if any portion of Developer's interest in any Papa John's Pizza franchise becomes subject to an attachment, garnishment, levy or seizure by any creditor or any other person claiming against or in the rights of Developer; or (x) if execution is levied against Developer's business or property; or (xi) if the real or personal property of any Outlet shall be sold after levy thereupon by any sheriff, marshal, or constable.

          (B)  WITHOUT NOTICE. Developer shall be in default under this
               --------------
Agreement, and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder without affording Developer any opportunity to cure such default, effective upon the earlier of (i) receipt of the notice of termination by Developer, or (ii) five days after mailing of such notice by Franchisor, upon the occurrence of any of the following events:

               (i) if Developer fails to strictly comply with the development schedule set forth in Section 3;

               (ii) if any Franchise Agreement entered into pursuant to this Agreement or otherwise is terminated as a result of a breach or default thereunder by Developer;

               (iii) if Developer makes or attempts to make any transfer, whether voluntary or involuntary, of this Agreement or any interest herein, or of any rights or obligations arising hereunder, or of any interest in Developer, or of any material portion of Developer's assets, without Franchisor's prior written consent, except as otherwise provided under the Franchise Agreement; or

               (iv) if Developer fails to comply with any of the covenants of Developer set forth in Sections 7 and 8 of this Agreement.

          (C)  WITH NOTICE. For any other breach or default under this
               -----------
Agreement, Franchisor will provide Developer with written notice of default and 15 days to cure or, if a default cannot be reasonably be cured within 15 days, to initiate within that time substantial and continuing action to cure such default and to provide Franchisor with evidence of such actions. If the defaults specified in such notice are not cured within the 15 day period, or if substantial and continuing action to cure has not been initiated, Franchisor may, at its option, terminate this Development Agreement and all rights granted Developer hereunder by giving written notice of such termination to Developer. The notice of termination shall be effective on the earlier of (i) the date of receipt of the notice by Developer or (ii) five days after the mailing of such notice by Franchisor.

          (D)  EFFECT OF TERMINATION.  Upon termination of this Agreement, all
               ---------------------
rights of Developer hereunder shall terminate and Developer shall have no further right to establish any Outlets. In addition, upon termination of this Agreement, Franchisor shall have the right to open and operate, or to franchise others to open and operate, Papa John's Pizza outlets anywhere within the Development Area, except that Franchisor may not locate or franchise another to locate a Papa John's Pizza Outlet within the "Territory" provided for in any Franchise Agreement that remains in effect after the date of termination.

     12.  ASSIGNMENT OR TRANSFER.
          ----------------------

          (A)  TRANSFER BY FRANCHISOR. Franchisor shall be free to transfer this
               ----------------------
Agreement or any portion hereof, or any or all of its rights, obligations or interests here-under, without restriction. Upon any transfer or assignment of this Agreement by Franchisor, Franchisor shall be released from all obligations and liabilities arising or accruing in connection with this Agreement after the date of such transfer of assignment.

          (B)  TRANSFER BY DEVELOPER.  This Agreement, and the rights and
               ---------------------
obligations of Developer herein, are and shall remain personal to Developer.
Any proposed transfer by Developer or any owner of Developer (regardless of the form of transfer) shall be subject to the same terms and conditions contained in the Franchise Agreement. As used herein, the term "transfer" shall mean any sale, assignment, gift, pledge, mortgage or any other encumbrance, transfer by bankruptcy, transfer by judicial order, merger, consolidation, share exchange, transfer by operation of law or otherwise, whether direct or indirect, voluntary or involuntary, of this Agreement or any interest herein, or any rights or obligations arising hereunder, or of any material portion of Developer's assets, or of any interest in Developer.

     13.  NO GRANT OF FRANCHISE OR FRANCHISE RIGHTS. This Agreement does not
          -----------------------------------------
grant Developer a franchise or any rights of a Papa John's franchisee. To the fullest extent permissible by law, Developer waives the applicability of any law which would constitute this Agreement or any rights granted hereunder as a franchise agreement or as granting any franchise rights.

     14.  NOTICES.  All notices, requests, demands and other communications
          -------
required or permitted to be given or made under this Agreement shall be in writing and shall be given (i) by personal delivery or (ii) provided such notice, request, demand or communication is actually received by the party to which it is addressed in the ordinary course of delivery, by deposit in the United States mail, postage prepaid, or (iii) by registered or certified mail, return receipt requested, postage prepaid, or by delivery to a nationally-recognized overnight courier service, in each case, addressed as follows, or to such other person or entity as either party shall designate by notice to the other in accordance herewith:

     Franchisor:    11492 Bluegrass Parkway, Suite 175
                    Louisville, Kentucky 40299
                    ATTN:  General Counsel

     Developer:     1905 Stonegate Road
                    P.O. Box 23146
                    Anchorage, Kentucky  40223
                    ATTN:  Richard F. Sherman

     Except as otherwise provided herein, a notice shall be deemed to have been given on the date of personal delivery to a party or the date deposited in the United States mail or with a nationally-recognized overnight courier.

     15.  FRANCHISE AGREEMENT DEFINED.  As used herein, the term "Franchise
          ---------------------------
Agreement" shall mean the form of Papa John's Franchise Agreement to be executed for each Outlet developed hereunder and all attachments and exhibits thereto.

     16.  INDEPENDENT CONTRACTOR; INDEMNIFICATION.
          ---------------------------------------

          (a) It is understood and agreed by the parties that this Agreement creates only a contractual relationship between the parties subject to the normal rules of contract law. This Agreement does not create a fiduciary relationship between the parties. Developer is and shall remain an independent contractor, and nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. Developer agrees to hold itself out to the public as an independent contractor, separate and apart from Franchisor. This Agreement shall not be deemed to confer any rights to any person or entity not expressly named herein.

          (b) Developer agrees that it shall not make any contract, agreement, warranty or representation on Franchisor's behalf without Franchisor's prior written consent, and Developer agrees that it shall not incur any debt or other obligation in Franchisor's name. Franchisor shall not be liable by reason of any act or omission of

Developer in connection with the development, construction, remodeling or operation of any Outlet, or for any claim or judgment arising therefrom against Developer or Franchisor.

          (c) Developer agrees to hold harmless, defend and indemnify Franchisor and its officers, directors, agents and employees from and against all losses, expenses, judgments, claims and damages arising out of or in connection with any claim or cause of action in which Franchisor shall be a named defendant and which arises, directly or indirectly, out of the development, construction or remodeling of any Outlet by Developer.

     17.  SEVERABILITY; CONSTRUCTION. Developer agrees to be bound to the
          --------------------------
maximum extent permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated herein and made a part of this Agreement, that may result from the striking of any provision hereof by a court, or which a court holds to be unenforceable in a final decision to which Franchisor is a party, or that may result from reducing the scope of any provision to the extent required to comply with a court order or with any state or federal law, whether currently in effect or subsequently enacted. During any period in which any of the covenants in Section 7, above, is being breached or violated, including any period in which either of the parties seeks judicial enforcement, interpretation or modification of any such covenant, and all appeals thereof, the Restricted Period shall toll and be suspended.

     18.  ENTIRE AGREEMENT.  This Agreement, the Guaranty and Non-Competition
          ----------------
Agreement and the Covenants of Principal Operator attached hereto, and the documents incorporated herein by reference, comprise the entire agreement between the parties and all prior understandings, communications and agreements concerning the subject matter hereof are canceled and superseded by this Agreement. No supplement, amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by both parties hereto.

     19.  WAIVERS. No failure of either party hereto to exercise any right given
          -------
to it hereunder, or to insist upon strict compliance by the other with any obligation, agreement or undertaking hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of such party's right to demand full and exact compliance by the other with the terms hereof. The waiver or excuse by Franchisor of any particular default of Developer shall not affect or impair Franchisor's rights with respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of Franchisor to exercise any right arising from such default affect or impair Franchisor's rights as to such default or any subsequent default.

     20.  HEADINGS. The headings used in this Agreement are for convenience
          --------
only, and this Agreement shall be interpreted as if such headings were omitted.


     21.  AFFILIATE. As used herein, the term "Affiliate" shall mean any person
          ---------
or entity that is a Papa John's Pizza franchisee of Franchisor or any sublicensor of Franchisor.

     22.  GOVERNING LAW, JURISDICTION AND VENUE.
          -------------------------------------

          (a) Unless expressly prohibited by the laws of the state in which the Outlets are to be developed, this Agreement shall be interpreted and construed under the laws of the Commonwealth of Kentucky, which laws shall prevail in the event of any conflict of law.

          (b) Unless expressly prohibited by the laws of the state in which the Outlets are to be developed, the parties agree that any action, claim, suit or proceeding arising under this Agreement or concerning the interpretation of this Agreement shall be brought in the court of proper jurisdiction located in Jefferson County, Kentucky, and Developer irrevocably consents and submits to personal jurisdiction and venue in and by the state courts within Jefferson County, Kentucky, and agrees that Developer may be served with process in any action in accordance with the terms of the notice provision of this Agreement. Developer does hereby waive all defenses of personal jurisdiction, venue and forum non conveniens for the purpose of carrying out this provision.

          (c) No right or remedy conferred upon or reserved to Franchisor by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein provided or permitted by law or equity, but each shall be cumulative of every other right or remedy. In any action, claim, suit or proceeding arising out of this Agreement, each party shall pay its own costs, expenses and attorneys' fees.

     23.  ACKNOWLEDGEMENTS.
          ----------------

          (a) Developer acknowledges that the success of the businesses contemplated by this Agreement involves substantial business risks and will be dependent upon the ability of Developer or those controlling Developer as independent businessmen. Franchisor expressly disclaims the making of, and Developer acknowledges not having received, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the businesses contemplated by this Agreement.

          (b) Developer acknowledges that it received the "Papa John's Franchise Offering Circular" (and all exhibits thereto) at least ten business days prior to the date on which this Agreement was signed or any monies were paid to Franchisor by Developer, and that it has read and understood this Agreement and the attachments hereto. Developer further acknowledges that Franchisor has accorded Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

     24.  TIME OF ESSENCE. Developer agrees and acknowledges that time is of the
          ---------------
essence with regard to Developer's obligations hereunder, and that all of Developer's obligations are material to Franchisor and this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Development Agreement as of the day, month and year first written above.

                                   PAPA JOHN'S INTERNATIONAL, INC.


                                   By:________________________________________
                                      J. Daniel Holland, President

                                             ("Franchisor")

                                   PJVA, INC.


                                   By: _______________________________________

                                   Title: ____________________________________

                                                     ("Developer")



                           NON-COMPETITION AGREEMENT
                           -------------------------

     Each of the undersigned agrees to be individually bound by the covenants of Developer set forth in Sections 7, 8, 9 and 12 of the Development Agreement. Each of the undersigned acknowledges that this Non-Competition Agreement does not grant any rights to the undersigned in the Development Agreement. This Non-Competition Agreement and each of the undersigned shall also be subject to, and governed by, the provisions of Section 22 of the Development Agreement.


March 15, 1992                          ______________________________________
                                        RICHARD F. SHERMAN

March 15, 1992                          ______________________________________
                                        MARTIN T. HART


March 15, 1992                          ______________________________________
                                        JACK A. LAUGHERY


March 15, 1992                          ______________________________________
                                        MICHAEL J. GRISANTI


                        COVENANTS OF PRINCIPAL OPERATOR
                        -------------------------------

     The undersigned shall be the Principal Operator referred to in Section 10 of the foregoing Development Agreement. The undersigned has read the Development Agreement and agrees to be individually bound by the obligations set forth in
Section 10 thereof.

March 15, 1992                          ______________________________________
                                        JACK A. LAUGHERY

                                  PAPA JOHN'S

                             DEVELOPMENT AGREEMENT

                                   EXHIBIT A
                                   ---------

                               DEVELOPMENT AREA
                               ----------------

                                March 15, 1992

     The areas encompassed by the following listed counties in Virginia shall comprise the "Development Area," as defined in the foregoing Papa John's Development Agreement of even date herewith, by and between PAPA JOHN'S INTERNATIONAL, INC. ("Franchisor") and PJVA, INC. ("Developer"):

               Amelia, Brunswick, Buckingham, Caroline, Charles City, Chesterfield, Cumberland, Dinwiddie, Essex, Fluvanna, Goochland, Greene, Greensville, Hanover, Henrico,
               King & Queen, King William, Lancaster, Louisa, Lunenberg, Madison, Middlesex, New Kent, Northumberland, Nottoway, Orange, Powhatan, Prince Edward, Prince George, Richmond and Sussex

     NUMBER OF OUTLETS TO BE DEVELOPED                      47

Notwithstanding the foregoing, the Development Area shall not include the following:

               23090, 23127, 23168, 23185, 23601, 23602, 23603,
               23604, 23605, 23606, 23607, 23651, 23661, 23662,
               23663, 23664, 23665, 23666, 23667, 23668, 23669,
               23690, 23691, 23692, 23694, 23696


                                   PAPA JOHN'S INTERNATIONAL, INC.


                                   By:________________________________________
                                      J. Daniel Holland, President


                                   PJVA, INC.


                                   By:________________________________________
                                      Richard F. Sherman, President